Exhibit 10.77

MOMENTIVE UV COATINGS (SHANGHAI) CO., LTD.

FINANCIAL STATEMENTS AND
REPORT OF THE AUDITORS
FOR THE YEAR ENDED 31 DECEMBER 2016

Audit Report
SAAF (2017) AR.NO.071

TO THE BOARD OF DIRECTORS OF
MOMENTIVE UV COATINGS (SHANGHAI) CO., LTD.
We have audited the accompanying financial statements of Momentive UV Coatings (Shanghai) Co., Ltd. (hereinafter referred to as “the Company”),including the balance sheet as of 31 December 2016 and the income statement, cash flow statement for the year then ended as well as notes to the financial statements.
1. Responsibility of the Company’s management on these financial statements
Management is responsible for the preparation of these financial statements. This responsibility includes: (1) these financial statements are prepared in accordance with Accounting Standards for Business Enterprises and the Accounting System for Business Enterprises, and present fairly. (2) designing, implementing and maintaining internal control relevant to the preparation of the financial statements that are free from material misstatement, whether due to fraud or error.
2. Responsibility of certified public accountants
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in United States of America. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider the internal control relevant to the preparation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

3. Auditor’s opinion
In our opinion, the financial statements of Momentive UV Coatings (Shanghai) Co., Ltd. have been prepared in accordance with U.S. Generally accepted accounting principles, and present fairly, in all material respects, the financial position of the Company as of 31 December 2016, and the results of its operations and cash flows for the year then ended.

/s/ Shanghai Asahi Accounting Firm Chinese CPA : Li Can

Chinese CPA : Zhu Jun

Shanghai P. R. China     February 10, 2017

BALANCE SHEET ( to be continued)
AS AT 31 DECEMBER 2016
(All amounts in Rmb Yuan unless otherwise stated)

		31 December	31 December
ASSETS	Notes	2016	2015
Current assets
Cash at bank and in hand	4.1	11,677,321.79	31,484,429.58

Notes receivable	4.2	26,576,197.31	38,771,101.63

Accounts receivable	2.6, 4.3	89,902,219.94	99,798,425.81

Other receivables	2.6	2,400.00	2,400.00

Inventories	2.7, 4.4	18,707,271.67	20,865,869.40

Prepaid expenses		4,512.95	4,192.00

Total current assets		146,869,923.66	190,926,418.42

Fixed assets

Fixed assets - cost	2.8, 4.5	6,628,202.01	6,709,359.28
Less: Accumulated depreciation	2.8, 4.5	5,881,545.21	5,811,740.84
Fixed assets - net		746,656.80	897,618.44
Less: Provision for impairment of fixed assets		—	—

Fixed assets - net book value		746,656.80	897,618.44

Other assets
Long-term prepaid expenses	2.9	142,500.00	232,500.00

Deferred tax - debit		240,760.17	38,844.43

TOTAL ASSETS		147,999,840.63	192,095,381.29

The accompanying notes form an integral part of these financial statements.

BALANCE SHEET (continued)
AS AT 31 DECEMBER 2016
(All amounts in Rmb Yuan unless otherwise stated)

		31 DECEMBER	31 DECEMBER
LIABILITIES AND OWNERS’ EQUITY	Notes	2016	2015
Current liabilities
Notes payable		—	—

Accounts payable	4.6	47,965,757.51	58,816,829.79

Salary payable		980,000.00	400,000.00

Tax payable	4.7	7,834,795.03	16,175,954.28

Other surcharges		10,543.40	22,836.06

Dividend payable		22,461,693.80	13,145,723.63

Other payable	4.8	1,887,909.46	738,393.44

Total current liabilities		81,140,699.20	89,299,737.20

Total liabilities		81,140,699.20	89,299,737.20

Owners' equity

Paid-in capital	4.9	4,138,525.00	4,138,525.00

Surplus reserve	4.10	2,100,000.00	2,100,000.00

Undistributed profits	4.11	60,620,616.43	96,557,119.09

Total owners' equity		66,859,141.43	102,795,644.09

TOTAL LIABILITIES AND OWNERS’ EQUITY		147,999,840.63	192,095,381.29

The accompanying notes form an integral part of these financial statements.

INCOME STATEMENT
FOR THE YEAR ENDED 31 DECEMBER 2016
(All amounts in Rmb Yuan unless otherwise stated)

	Notes	Year 2016	Year 2015	Year 2014
Revenues from main operations	2.10 4.12	334,219,891.26	342,012,867.83	283,502,034.63

Less: Costs main operations	4.12	233,818,221.10	261,367,286.76	212,942,441.80

Surcharges for main operations		979,176.41	786,737.38	617,583.18
Profit from main operations		99,422,493.75	79,858,843.69	69,942,009.65

Less: Selling and distribution expenses	4.13	4,128,783.69	4,820,806.92	7,388,847.12

Other operation income		388.89	47,638.49	233,254.72

General and administrative expenses	4.14	17,416,177.10	11,657,992.28	5,537,479.87

Finance (income) expenses - net	4.15	(2,695,350.25)	(1,092,332.51)	(13,182.60)

Operating profit		80,573,272.10	64,520,015.49	57,262,119.98

Non-operating income	4.16	191,919.03	87,342.07	137,199.22

Non-operating expense	4.16	2,046.15	—	—

Total profit		80,763,144.98	64,607,357.56	57,399,319.20

Less: Income taxes	2.11	20,237,953.84	16,196,870.02	14,368,981.92

Net profit		60,525,191.14	48,410,487.54	43,030,337.28

The accompanying notes form an integral part of these financial statements.

CASHFLOW STATEMENT
FOR THE YEAR ENDED 31 DECEMBER 2016
(All amounts in Rmb Yuan unless otherwise stated)

1. Cash flows from operating activities	Year 2016	Year 2015	Year 2014
Cash received from sales of goods or rendering of services	406,222,940.09	382,507,558.14	334,543,657.23
Cash received relating to other operating activities	191,919.03	87,342.07	137,199.22
Sub-total of cash inflows	406,414,859.12	382,594,900.21	334,680,856.45
Cash paid for goods and services	(277,618,516.29)	(287,000,379.42)	(241,215,872.34)
Cash paid to and on behalf of employees	(7,989,408.44)	(7,633,928.62)	(6,523,856.43)
Payments of taxes and levies	(47,133,802.28)	(21,917,429.15)	(27,568,272.06)
Cash paid relating to other operating activities	(5,730,450.09)	(6,870,003.19)	(2,931,652.51)
Sub-total of cash outflows	(338,472,177.1)	(323,421,740.38)	(278,239,653.34)
Net cash flows from operating activities	67,942,682.02	59,173,159.83	56,441,203.11
2. Cash flows from investing activities
intangible assets and other long-term assets	23,398.06	—	—
Sub-total of cash inflows	23,398.06	—	—
Cash paid to acquire fixed assets, intangible assets and other long-term assets	(212,142.73)	(356,027.35)	(35,987.65)
Sub-total of cash outflows	(212,142.73)	(356,027.35)	(35,987.65)
Net cash flows used in investing activities	(188,744.67)	(356,027.35)	(35,987.65)
3. Cash flows from financing activities
Sub-total of cash inflows
Cash payments for distribution of dividends or profits	(87,145,723.63)	(57,000,000)	(46,479,576)
Sub-total of cash outflows	(87,145,723.63)	(57,000,000.00)	(46,479,576.00)
Net cash flows used in financing activities	(87,145,723.63)	(57,000,000.00)	(46,479,576.00)
4. Effect of foreign exchange rate changes on cash and cash equivalents	(415,321.51)	(458,617.00)	(11,975.86)
5. Net increase (used) in cash and cash equivalents	(19,807,107.79)	1,358,515.48	9,913,663.60

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED 31 DECEMBER 2016

(Amounts expressed in Renminbi (“RMB”) unless otherwise stated)

1. COMPANY BACKGROUND AND PRINCIPAL ACTIVITIES
Momentive UV Coatings (Shanghai) Co., Ltd., formally known as Borden UV (Shanghai) Co., Ltd.༈¨”the Company”༉©is a Sino-foreign equity joint venture enterprise between Borden UV Coatings Holdings (Shanghai) Limited and Prime Union Limited. The Company was established on 18 March 2004 with the approval of the Shanghai Municipal Government in Shangwaihuhuiduzizi[2004]0768 and the business license number is 913101157595925826 with the operation period of 30 years. The Company’s registered capital is USD$500,000.00.

The approved Company’s business operation scope includes manufacture and sale of various kinds of UV coatings and provision of related technical consulting services (Comment: extracted from Articles of Associations of the Company.)

In 2007, the Company’s prior shareholder Borden UV Coating Holding (Shanghai) Limited was renamed Hexion Specialty UV Coating (Shanghai) Limited and transferred 0.01% of its shares to Prime Union Limited, and the Company was renamed Hexion UV Coatings (Shanghai) Co., Ltd.. In 2013, based on the approvals of the Company’s Board of Directors and the Pudong District of Shanghai Municipal government, the Company was renamed Momentive UV Coatings (Shanghai) Co., Ltd., and one of the Company’s investors, Hexion Specialty UV Coatings (Shanghai) Ltd., was renamed Momentive Specialty UV Coatings (Shanghai) Limited (subsequently renamed again to Hexion UV Coatings (Shanghai) Limited in 2015).

2. PRINCIPAL ACCOUNTING POLICIES
2.1 Accounting standards
The Company adopts accounting principles generally accepted in the United States of America.

2.2 Accounting period
The Company’s accounting year starts on 1 January and ends on 31 December.

2.3 Basis of accounting and measurement bases
The Company follows the accrual method of accounting. Assets are initially recorded at their actual costs and are subsequently adjusted for impairment, if any, as events and circumstances warrant.

2.4 Reporting currency
The recording currency of the Company is RMB Yuan.

2.5 Foreign currency translation
Except for the accounting treatment for paid-in capital, foreign currency transactions are translated into RMB at the exchange rates stipulated by the People’s Bank of China on the first day of the month in which the transactions took place. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated into RMB at the stipulated exchange rates by the People’s Bank of China at the balance sheet date. Exchange differences arising from these translations are expensed, except for those which occurred in the pre-operation period, which are recorded as long-term deferred expenses, and those attributable to foreign currency borrowings that have been taken out specifically for the construction of fixed assets, which are capitalized as part of the fixed asset costs.

2.6 Provision for Bad Debt
Full provisions are applied to receivables where events or changes in circumstances indicate that the balances cannot be collected (the debtor is deregistered, bankrupt and the Company can not take back the accounts receivable according to the bankruptcy procedure in law; the debtor is dead, has no heritage to pay or has no haeres; has solid evidence that the accounts receivable aged over three years and can not be taken back). When the bad debt occurs, it is written off through the bad debt provision with the approvals according to the authorized level.

2.7 Inventories
2.7.1 Inventories include materials in transit, raw materials, work in progress, finished goods, low cost consumables and packaging materials.
2.7.2 Inventories are stated at the lower of cost or market.
2.7.3 The inventory issuance cost was determined using the weighted average method.
2.7.4 Low cost consumables are fully amortized when issued for use.

2.8 Fixed assets and depreciation
2.8.1 Fixed assets include buildings, machinery and equipment used in production or rendering of services, or held for management purposes, which have useful lives of more than one year.
2.8.2 Fixed assets purchased or constructed by the Company are recorded at actual cost.
2.8.3 Fixed assets are depreciated using the straight-line method to write off the cost of the assets to their residual values of 0% which represents their estimated salvage value over their estimated useful lives. Their estimated useful lives are as follows:

Category:	useful lives (years) :	Annual depreciation rate (%):
Machinery	10	10
Electronic equipment	10	10
Motor vehicle	10	10

2.9 Long-term prepaid expenses
Long-term prepaid expenses was recorded in actual cost and are amortized on the straight-line basis over the expected beneficial periods and are presented at cost net of accumulated amortization.

2.10 Sales of goods
Revenue from the sale of goods is recognized when significant risks and rewards of ownership of the goods are transferred to the buyer, the Company retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold, and it is probable that the economic benefit associated with the transaction will flow to the Company and the relevant revenue and costs can be measured reliably.

2.11 Enterprise income tax (“EIT”)
EIT is recognized under the liability method (balance sheet approach).

3. Taxations
The Company’s applicable major taxations and rate are as follows:

Category:	Tax base:	Statutory Tax %:
Value added tax	Valuation amount	17
EIT	Taxable income	25
The actual EIT rate applicable for 2016 was 25%.

4. NOTES TO MAJOR ACCOUNTS IN THE FINANCIAL STATEMENTS
4.1 Cash at bank and in hand

Item:	31 December 2016			31 December 2015
	Original currency	Exchange rate	RMB equivalent	Original currency	Exchange rate	RMB equivalent
Cash in hand			42,907.15			26,344.66
RMB			42,907.15			26,344.66
Cash at bank			11,634,414.64			31,458,084.92
RMB			7,973,653.18			24,765,927.71
USD	527,715.36	6.9370	3,660,761.46	1,030,577.37	6.4936	6,692,157.21
Total			11,677,321.79			31,484,429.58

4.2 Notes Receivable

Category:	31 December 2016	31 December 2015
Bank Note	26,576,197.31	38,771,101.63
The top major debtors are as follows:

No.	Debtor Name:	Note Quantity:	31 December 2016
1	Zhong Tian Technology Optical Fiber Co., Ltd.	3	14,335,673.48
2	Changfei Optical Fiber Co., Ltd.	7	7,746,600.00
3	Nanjing Fiberhome Fujikura Optical Communication Ltd.	3	3,800,000.00

4	Zhongzhu Optic fiber Co., Ltd	4	693,923.83
	Total		26,576,197.31

No.	Debtor Name:	Note Quantity:	31 December 2015
1	Changfei Optical Fiber Co., Ltd.	7	30,256,585.63
2	Zhong Tian Technology Optical Fiber Co., Ltd.	1	3,000,000.00
3	Nanjing Fiberhome Fujikura Optical Communication Ltd.	1	2,000,000.00

4	Chengdu Zhongzhu Optical Fiber Co., Ltd.	10	1,470,000.00

5	Xi’an Xigu Optical Communication Ltd.	3	1,234,588.00

	Total		37,961,173.63

4.3 Accounts Receivable

31 December 2016	31 December 2015
89,902,219.94	99,798,425.81
The top 5 major debtors are as follows:

Debtor Name:	Nature:	31 December 2016%
Furukawa Japan	Goods sold	31,223,312.13	35%
Zhong Tian Technology Optical Fiber Co., Ltd.	Goods sold	4,675,285.68	5%
Changfei Optical Fiber Co., Ltd.	Goods sold	22,233,000.03	25%
OFSLLC	Goods sold	10,062,426.5	11%
BIRLA FURUKAWA	Goods sold	5,833,739.52	6%
Total		74,027,763.86	82%
There was no receivable from related parties as of 31 December 2016.

Aging:	31 December 2016%		31 December 2015%
Within 1 year	89,901,173.79	99.999	99,797,379.66	99.999
1 to 2 years	1,046.15	0.001	1,046.15	0.001
Total	89,902,219.94	100	99,798,425.81	100

4.4 Inventory

Item:	31 December 2016		31 December 2015
	Amount	Reserve	Amount	Reserve
Raw materials	9,093,245.46	—	11,236,148.21	—
Packing material	121,466.70	—	98,697.32	—
Low valued consumables	513,825.99	—	55,113.98	—
Finished goods	8,978,733.52	—	9,475,909.89	—
Total	18,707,271.67	—	20,865,869.4	—

4.5 Fixed Assets and Accumulated Depreciation
Original Cost

Category:	31 December 2016	Additions	Deductions	31 December 2015
Machinery	3,014,713.91	—	—	3,014,713.91
Electronic	939,132.83	—	—	939,132.83
equipment
Motor Vehicle	413,071.79	168,552.99	293,300.00	537,818.80
Other equipment	2,261,283.48	43,589.74	—	2,217,693.74
Total	6,628,202.01	212,142.73	293,300.00	6,709,359.28

Accumulated depreciation

Category:	31 December 2016	Addition	Deductions	31 December 2015
Machinery	2,712,898.96	117,990.93	—	2,594,908.03
Electronic equipment	833,221.69	48,697.89	—	784,523.80
Motor Vehicle	225,792.25	52,997.34	293,300.00	466,094.91
Other equipment	2,109,632.31	143,418.21	—	1,966,214.10
Total	5,881,545.21	363,104.37	293,300.00	5,811,740.84

4.6 Accounts Payable

31 December 2016	31 December 2015
47,965,757.51	58,816,829.79
The top 5 major Creditors are as follows:

Creditor Name:	Nature:	31 December 2016
MIWON	Goods Purchased	15,236,204.82
Sartomer Logistics (Shanghai) Co., Ltd.	Goods Purchased	14,174,942.96
Shuangjian	Goods Purchased	6,354,397.84
Linjia Machine	Goods Purchased	2,040,680.00
湛新 (氰特)	Goods Purchased	1,634,068.80
Total		39,440,294.42

Creditor Name:	Nature:	31 December 2015
MIWON	Goods Purchased	28,094,430.53
Sartomer Logistics (Shanghai) Co., Ltd.	Goods Purchased	13,979,690.94
Shuangjian	Goods Purchased	3,001,376.84
Linjia Machine	Goods Purchased	2,468,520
Dai Quan	Goods Purchased	1,717,868.64
Total		49,261,886.95

4.7 Taxes Payable

Item:	31 December 2016	31 December 2015
VAT payable	637,109.93	2,283,606.21
EIT payable	6,858,152.38	13,490,360.42
Individual income tax payable	276,272.32	264,971.28
City construction tax	10,543.4	22,836.06
Extra charges of education funds	52,717.00	114,180.31
Total	7,834,795.03	16,175,954.28

4.8 Other Payables

31 December 2016	31 December 2015
1,887,909.46	738,393.44

The top 3 major Creditors are as follows:

Creditor Name:	Nature:	31 December 2016
Fishand Richardson PC	Lawyer fee	1,478,573.62
Caribou Specialty Materials	Technology service charge	288,416.74
Momentive Chemical	Overseas market promotion	152,614.00

Creditor Name:	Nature:	31 December 2015
Momentive Chemical	Overseas market promotion	389,616.00
Caribou Specialty Materials	Technology service charge	200,645.81
Fishand Richardson PC	Lawyer fee	141,065.28

4.9 Paid-in Capital

Investor Name:	31 December 2016、 2015、2014
	In USD$	RMB equivalent	(%)
Momentive Specialty UV coatings ( Shanghai) Limited(Renamed to Hexion UV Coating (Shanghai ) Limited in 2015)	249,950.00	2,068,848.65	49.99%
Prime Union Limited	250,050.00	2,069,676.35	50.01%
Total	500,000.00	4,138,525.00	100.00%

4.10 Surplus Reserve

Item:	31 December 2016、2015、2014
Reserve fund	2,100,000.00
Total	2,100,000.00

4.11 Retained Earnings

Item:	2016	2015	2014
Retained earning, beginning	96,557,119.09	118,292,355.18	92,862,017.90
Add: current year profit	60,525,191.14	48,410,487.54	43,030,337.28
Less: Profit distribution to equity owners	96,461,693.80	70,145,723.63	17,600,000.00
Retained earning, ending	60,620,616.43	96,557,119.09	118,292,355.18

4.12 Operation Income / Operation Cost

Operation Income for Year 2016		Operation Income for year 2015		Operation Income for year 2014
Sales	Other Operation Income	Sales	Other Operation Income	Sales	Other Operation Income
334,219,891.26	388.89	342,012,867.83	47,638.49	283,502,034.63	233,254.72

Operation Cost for year 2016		Operation Cost for year 2015		Operation Cost for year 2014
Cost of sales	Other Operation Cost	Cost of sales	Other Operation Cost	Cost of sales	Other Operation Cost
233,818,221.10	—	261,367,286.76	—	212,942,441.80	—

4.13 Selling and distribution expenses

Year 2016	Year 2015	Year 2014
4,128,783.69	4,820,806.92	7,338,847.12
The major 2016 items include:

Item:	Year 2016	Year 2015	Year 2014
Transportation	2,709,713.24	2,918,723.12	1,568,240.22
Market promotion	1,042,392.38	369,000.00	2,369,079.74
Gas and parking	111,927.71	126,631.67	194,696.27
Custom inspection	50,334.64	74,999.99	108,773.62
Office expense	33,284.66	45,743.30	155,417.18

4.14 G&A Expenses

Year 2016	Year 2015	Year 2014
17,416,177.10	11,657,992.28	5,537,479.87
The major 2016 items include:

Item	Year 2016	Year 2015	Year 2014
Consultant fees	7,425,998.20	—	—
Payroll	4,010,501.34	3,829,369.58	3,724,309.67
Overseas R & D fee	3,466,126.79	3,384,203.73	—
Statutory social insurance	458,919.92	453,578.50	379,421.50
Entertainment expenses	453,334.71	416,872.58	366,407.02
Office expense	399,906.96	407,177.19	241,014.06
Taxes	310,493.10	190,366.33	232,799.40
Lawyer fees	—	1,928,804.70	—

4.15 Financial Expenses

Item:	Year 2016	Year 2015	Year 2014
Interest expense	455,052.04	45,584.94	—
Interest income	(162,426.65)	(82,315.96)	(68,511.36)
Foreign exchange loss (gain)	(3,049,485.53)	(1,133,604.97)	(18,666.07)
Bank charges	61,509.89	78,003.48	73,994.83
Total	(2,695,350.25)	(1,092,332.51)	(13,182.60)

4.16 Non-operation Income / Non-operation (Expense)

Item	Year 2016	Year 2015	Year 2014
Net non-operation result	189,872.88	87,342.07	137,199.22
Total non-operation income	191,919.03	87,342.07	137,199.22

1. tax return	122,322.16	18,000.00	0
2. service charge return for tax payment	16,423.10	45,966.07	115,511.22
3. sponsor	9,000.00	22,376.00	21,688.00
4. other	44,173.77	1,000.00	—
Total non-operation expense	2,046.15	—	—

4.17 Cash Flow Information

Supplemental Information	Year 2016	Year 2015	Year 2014
Reconciliation of net profit to cash flows from operating activities
Net profit	60,525,191.14	48,410,487.54	43,030,337.28
Adjust for:Provision for asset impairment	—	—	—
Depreciation of tangible assets	363,104.37	570,797	604,108.77
Amortization of long-term prepaid expenses	90,000.00	37,500.00	2,436.40
Amortization of prepaid expense	(320.95)	(4,192.00)	—
Losses on disposal of fixed assets, intangible assets and other long-term assets	(23,398.06)	—	—
Finance expenses	415,321.51	458,617.00	11,975.86
Decrease in deferred tax debit	(201,915.74)	479,683.42	163,844.03
Decrease in inventories	2,158,597.73	1,589,183.75	1,687,661.03
(Increase) Decrease in operating receivables	22,091,110.19	(16,040,544.12)	3,872,228.53
Increase in operating payables	(17,475,008.17)	23,671,627.24	7,068,611.21
Others	—	—	—
Net cash flows from operating activities	67,942,682.02	59,173,159.83	56,441,203.11

5. Related party relationships and transactions
5.1 Related party relationships

Name:	Related party relationships
Momentive Specialty UV coatings ( Shanghai) Limited (Renamed to Hexion UV Coating (Shanghai ) Limited in 2015)	Investor
Prime Union Limited	Investor

5.2 Transactions
There were no material related party transactions in 2016.

6. Subsequent event
January 8, 2015 - Momentive UV Coatings (Shanghai) Co., Ltd. sued by DSM Desotech, Inc. for patent infringement in Southern District of Ohio.
The case is currently pending, and the Company is unable to assess the potential outcome and any resulting financial impact at this time.